Exhibit 99.CODEETH

N-CSR Exhibit for Item 12(a)(1): CODE OF ETHICS

ATLAS FUNDS
ATLAS INSURANCE TRUST

SUPPLEMENTAL CODE OF ETHICS FOR
PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS
AS AMENDED AND RESTATED FEBRUARY 24, 2006

The Boards of Trustees of Atlas Funds and Atlas Insurance Trust (collectively, the “Boards” and “Funds,” respectively) have adopted this Supplemental Code of Ethics (the “Code”) for the Funds’ Principal Officers and Senior Financial Officers (the “Officers”) to guide and remind the Officers of their responsibilities to the Funds, other Officers, shareholders of the Funds, and governmental authorities. Officers are expected to act in accordance with the guidance and standards set forth in this Code.

For the purposes of this Code, the Funds’ Principal Officers and Senior Financial Officers shall include: the Principal Executive Officer; the Principal Financial Officer; the Principal Accounting Officer; the Controller; and/or any persons performing similar functions on behalf of the Funds, regardless of whether such persons are employed by the Funds or a third party.

This Code is intended to serve as the code of ethics described in Section 406 of The Sarbanes-Oxley Act of 2002 and Form N-CSR.  To the extent that an Officer is subject to the Funds’ code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Rule 17j-1 Code”), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, the Funds’ Articles of Incorporation and Bylaws or Agreement and Declaration of Trust and Bylaws, as amended, and as the case may be all other governance and disclosure policies and documents adopted by the Boards.  All Officers must become familiar and fully comply with this Code.  Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others, including, but not limited to, his or her supervisor, the Funds’ legal counsel and the Chief Compliance Officer (the “CCO”), on the appropriate course of conduct.

The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and are necessary to promote:

•                                honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                                full, fair, accurate, timely, and understandable disclosure in reports and documents that the Funds file with, or submit to, the Securities and Exchange Commission (the “SEC”) and in any other public communications by the Funds;

•                                compliance with applicable governmental laws, rules and regulations;

•                                the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

•                                accountability for adherence to the Code.

1.                                      HONEST AND ETHICAL CONDUCT

a.                                       Honesty, Diligence and Professional Responsibility

Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Officers must perform their duties and responsibilities for the Funds:

•                                with honesty, diligence, and a commitment to professional and ethical responsibility;

•                                carefully, thoroughly and in a timely manner; and

•                                in conformity with applicable professional and technical standards.

Officers who are certified public accountants are expected to carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

b.                                       Objectivity / Avoidance of Undisclosed Conflicts of Interest

Officers are expected to maintain objectivity and avoid undisclosed conflicts of interest.  In the performance of their duties and responsibilities for the Funds, Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others.  Officers must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties.  Further, Officers should avoid participation in any activity or relationship that could create the appearance of a conflict of interest.

A conflict of interest would generally arise if an Officer directly or indirectly participated in any investment, interest, association, activity or relationship that may impair or appear to impair the Officer’s objectivity.  Specifically, a conflict of interest occurs when an Officer’s private interest interferes with the interests of, or his or her service to, the Funds.  For example, a conflict of interest would arise if an Officer, or a member of his or her family, receives improper personal benefits as a result of his position with the Funds.

Certain conflicts of interest arise out of the relationships between Officers and the Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).  For example, Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as “affiliated persons” of the Funds.  The Funds’ and the investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Funds and the investment adviser, of which the Officers are also officers or employees.  As a result, this Code recognizes that the Officers will, in the normal course of their duties (whether formally for the Funds or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and the Funds.  The participation of the Officers in such activities is inherent in the contractual relationship between the Funds and the adviser and is consistent with the performance by the Officers of their duties as officers of the Funds.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.  In addition, it is recognized by the Boards that the Officers may also be officers of one or more other investment companies covered by this Code or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act.  The following list provides examples of conflicts of interest under the Code, but Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of an Officer should not be placed improperly before the interest of the Funds.

Each Officer must:

•                  not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Officer would benefit personally to the detriment of the Funds;

•                  not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Officer rather than the benefit of the Funds; and

•                  not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

There are some potential conflict of interest situations that should be discussed with the Funds’ legal counsel in order to determine whether these situations pose a material risk of causing detriment to the Funds.  Examples of these include:

•                  service as a director on the board of any public or private company;

•                  the receipt of any non-nominal gifts from any company with which the Funds have current or prospective business dealings, to the extent the situation is not addressed by the Funds’ Rule 17j-1 Code or the investment adviser’s code of ethics;

•                  the receipt of any entertainment from any company with which the Funds have current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place and not so frequent as to raise any question of impropriety, to the extent the situation is not addressed by the Rule 17j-1 Code or the investment adviser’s code of ethics;

•                  any ownership interest in, or any consulting or employment relationship with, any of the Funds’ service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; and

•                  a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Officer’s employment, such as compensation or equity ownership.

Any Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should consider reporting such situation or activity using the reporting procedures set forth in Section 4 of this Code

The Audit Committee will not be responsible for monitoring or enforcing this conflict of interest policy, but rather each Officer is responsible for self-compliance with this conflict of interest policy.

c.                                       Preparation of Financial Statements

Officers must not knowingly make any misrepresentations regarding the Funds’ financial statements or any facts in the preparation of the Funds’ financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Funds’ financial statements. This section is intended to prohibit:

•                                making, or permitting or directing another to make, materially false or misleading entries in the Funds’ financial statements or records;

•                                failing to correct the Funds’ financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

•                                signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

Officers must be scrupulous in their application of generally accepted accounting principles.  No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Funds are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information.  If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

•                                The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact.  If, after appropriate research or consultation, the Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.

•                                If the Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor’s determination, the Officer should follow the reporting procedures set forth in Section 4 of this Code.

d.                                       Obligations to the Independent Auditor of the Funds

In dealing with the Funds’ independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Funds’ independent auditor.

Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Funds’ independent auditor in the performance of an audit of the Funds’ financial statements for the purpose of rendering such financial statements materially misleading.

2.                                      FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

It is the Funds’ policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Funds file with, or submit to, the SEC and in any other public communications by the Funds.  The Funds have designed and implemented Disclosure Controls and Procedures to carry out this policy.

Officers are expected to use their best efforts, including, to the extent appropriate within his or her area of responsibility, consulting with other Officers and employees of the Funds and the investment adviser, to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Funds file with, or submit to, the SEC and in any other public communications by the Funds.

Officers must review the Funds’ Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Funds.  Officers are responsible for monitoring the integrity and effectiveness of the Funds’ Disclosure Controls and Procedures.

3.                                      COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Funds’ business. If an Officer is in doubt about the legality or propriety of an action, business practice or policy, the Officer should seek advice from the Officer’s supervisor, Funds’ legal counsel or CCO, as appropriate.

In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Funds.

Officers are expected to promote the Funds’ compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Funds about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Funds generally.

4.                                      REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR

Officers should promptly report any conduct or actions by an Officer that do not comply with the law or with this Code. Officers and the Funds shall adhere to the following reporting procedures:

•                                Any Officer who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Principal Executive Officer of the Funds (or to an Officer who is the functional equivalent of this position) or to the Funds’ legal counsel. The person receiving the report shall consider the matter and respond to the Officer within a reasonable amount of time.

•                                If the Officer is not satisfied with the response of the Principal Executive Officer or counsel, the Officer must report the matter to the Chairman of the Audit Committee. If the Chairman is unavailable, the Officer may report the matter to any other member of the Audit Committee. The person receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Officer within a reasonable amount of time.

•                                If, after receiving a response, the Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Funds’ independent auditor. In this matter, the Officer may wish to consult with his or her own legal counsel.

•                                The Audit Committee and the Funds will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.

•                                To the extent possible and as allowed by law, all reports and records prepared or maintained pursuant to this Code will be treated as confidential.

•                                If the Audit Committee determines that an Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Funds may take disciplinaryaction against any such Officer to the extent the Audit Committee deems appropriate.  No Officer will be disciplined for reporting a concern in good faith.

•                                No Officer will be disciplined for reporting a concern in good faith.  Likewise, Officers shall not retaliate against any other Officer or any employee of the Funds or its affiliated persons for reports that are made in good faith of actual or of potential violations by the Funds or such affiliated persons of applicable rules and regulations.

•                                The Funds and the Audit Committee may report violations of the law to the appropriate authorities.

5.                                      ACCOUNTABILITY AND APPLICABILITY

All Officers will be held accountable for adherence to this Code. In addition to an initial certification and acknowledgement form to be completed within 30 days of commencement of employment (Appendix A to this Code), on an annual basis, within 30 days of the beginning of each calendar year, each Officer shall certify in writing his or her receipt, familiarity and past and continued commitment to compliance regarding this Code, by signing the annual certification  and acknowledgment form (Appendix B to this Code).

This Code is applicable to all Officers, regardless of whether such persons are employed by the Funds or a third party. If an Officer is aware of a person who may be considered an Officer as defined by this Code(“Potential Officer”), the Officer should inform legal counsel to the Funds of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6.                                      DISCLOSURE OF THIS CODE

This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

•                                by filing a copy of the Code with the SEC;

•                                by posting the text of the Code on the Funds’ website; or

•                                by providing, without charge, a copy of the Code to any person upon request.

7.                                      WAIVERS

Any waiver or approval of this Code, including an implicit waiver, which has been granted to an Officer, may be made only by the Boards or a committee of the Boards to which such responsibility has been delegated, and must be disclosed by the Funds in the manner prescribed by law and as set forth above in Section 6 of this Code.

8.                                      INTERPRETATION

Any interpretation of this Code, or question related thereto, may be made only by the Boards or a committee of the Boards to which such responsibility had been delegated

9.                                      AMENDMENTS

This Code may be amended by the affirmative vote of a majority of the Boards.  Any amendment of this Code, must be disclosed by the Funds in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Officers.

10.                               CONFIDENTIALITY

To the extent possible and as allowed by law, all reports and records prepared or maintained pursuant to this Code will be treated as confidential.

11.                               INTERNAL USE

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf the Funds, as to any fact, circumstance or legal conclusion

Approved by Boards of Trustees of Atlas Funds and Atlas Insurance Trust on August 14, 2003. Amended and restated on February 24, 2006.

Appendix A

Initial Certification and Acknowledgment Form

Atlas Funds

Atlas Insurance Trust

Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Atlas Assets, Inc., Atlas Funds and Atlas Insurance Trust Supplemental Code of Ethics for Principal Officers and Senior Financial Officers (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

W. Lawrence Key	/s/ W. Lawrence Key
Officer Name (Please Print)	Officer Signature

Date	2/22/2007

Appendix A

Initial Certification and Acknowledgment Form

Atlas Funds

Atlas Insurance Trust

Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Atlas Funds and Atlas Insurance Trust Supplemental Code of Ethics for Principal Officers and Senior Financial Officers (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

Gene A. Johnson	/s/ Gene A. Johnson
Officer Name (Please Print)	Officer Signature

Date	2/22/2007

Appendix B

Annual Certification and Acknowledgment Form

Atlas Funds

Atlas Insurance Trust

Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Atlas Funds and Atlas Insurance Trust Supplemental Code of Ethics for Principal Officers and Senior Financial Officers (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

This is to further certify that, to the best of my knowledge, I have complied with the requirements of this Code from the date of my last certification and acknowledgment regarding this Code to the date set forth below.

W. Lawrence Key	/s/ W. Lawrence Key
Officer Name (Please Print)	Officer Signature

Date	2/22/2007

Appendix B

Annual Certification and Acknowledgment Form

Atlas Funds

Atlas Insurance Trust

Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for  Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Atlas Funds and Atlas Insurance Trust Supplemental Code of Ethics for Principal Officers and Senior Financial Officers (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

This is to further certify that, to the best of my knowledge, I have complied with the requirements of this Code from the date of my last certification and acknowledgment regarding this Code to the date set forth below.

Gene A. Johnson	/s/ Gene A. Johnson
Officer Name (Please Print)	Officer Signature

Date	2/22/2007